EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of China Kangtai Cactus Bio-Tech Inc. of my report dated April 10, 2009, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading "Experts" in such Prospectus.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
October 30, 2009